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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------

                                    FORM 8-K
                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             -----------------------

        Date of Report (Date of earliest event reported): July 25, 2001

                                  SOHU.COM INC.
             (Exact name of registrant as specified in its charter)

         Delaware                       0-30961                  98-0204667
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
     of incorporation)                                       Identification No.)

                         -------------------------------

                             7 Jianguomen Nei Avenue
                         Bright China Chang An Building
                               Tower 2, Room 1519
                                 Beijing 100005
                           People's Republic of China
   (Address, including zip code, of registrant's principal executive offices)

                              (011) 8610-6510-2160
              (Registrant's Telephone Number, Including Area Code)

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ITEM 5. OTHER EVENTS

     On July 19, 2001, the Board of Directors (the "Board") of Sohu.com Inc. (the "Company") declared a dividend distribution of one preferred stock purchase right (a, "Right") for each share of Company common stock, par value $.001 per share (the "Common Stock"), of the Company outstanding as of July 23, 2001 (the "Record Date") and authorized the issuance of one Right for each share of Common Stock issued thereafter until the Distribution Date (as defined below). Each Right entitles the registered holder to purchase from the Company for a purchase price of $100 (the "Exercise Price") one one-thousandth of a share of Series A Junior Participating Cumulative Preferred Stock, par value $.001 per share (the "Series A Preferred Stock"), upon the terms and subject to the conditions set forth in the Shareholders' Rights Agreement dated as of July 25, 2001, by and between the Company and The Bank of New York, as Rights Agent (the "Rights Agreement"). The Exercise Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time, as provided in the Rights Agreement.

     From the Record Date and until a Distribution Date (defined below), the Rights will be evidenced by the certificates for Common Stock of the Company representing the shares then outstanding and not by separate certificates. Accordingly, during this period, the Rights will be attached to the Common Stock certificates representing such rights and will not be separately tradable. Common Stock certificates issued prior to the Record Date will not be altered to reflect the presence of an associated stock purchase right, but, as indicated above, will nonetheless represent such a right. For Common Stock certificates issued after the Record Date, a notation will be added to each such certificate incorporating the Rights Agreement by reference.

     The Rights will separate from the Common Stock upon the earlier to occur of
(i) the tenth calendar day after the first public announcement that a person or group of affiliated persons has become an Acquiring Person (defined below) (the date of such an announcement being the "Stock Acquisition Date") or (ii) the tenth business day (or such later date as the Board of Directors shall determine) following the announcement of a tender offer or exchange offer that, upon consummation, would result in a person or a group becoming the beneficial owner of 20% or more of the outstanding shares of Common Stock (such date being the "Tender Offer Date") (such earlier date of the Stock Acquisition Date and the Tender Offer Date being the "Distribution Date").

     Subject to certain exceptions, an Acquiring Person means a person or group of affiliated or associated persons that has acquired 20% or more of the outstanding shares of Common Stock.

     As soon as practicable after the Distribution Date, separate certificates evidencing the Rights (the "Rights Certificates") will be mailed to the holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the Rights Certificates alone will represent the Rights. The Rights may be exercised only

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after the Distribution Date and will expire at the close of business on July 25,
2011 (the "Final Expiration Date"), unless earlier redeemed or exchanged by the Company as described below.

     In the event that a person becomes an Acquiring Person (except pursuant to an offer for all outstanding shares of the Company's voting securities that at least a majority of the independent directors determines to be fair to and otherwise in the best interests of the Company and its stockholders, a "Permitted Offer"), each holder of a Right will thereafter have the right to receive, upon exercise, Series A Preferred Stock (or, in certain circumstances, cash, property, or other securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding the foregoing, if a person becomes an Acquiring Person all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by such person will be null and void.

     In the event that, at any time following the Stock Acquisition Date, (i) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation (other than with an entity which acquired the shares pursuant to a Permitted Offer), (ii) the Company engages in a merger or other business combination transaction in which the Company is the surviving corporation and the Common Stock of the Company is changed or exchanged, or (iii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right.

     At any time until the earlier of (i) ten calendar days following the Stock Acquisition Date or (ii) the Final Expiration Date, the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right (payable in cash, Common Stock, or other consideration deemed appropriate as determined by the Board). Immediately upon action of the Board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.001 redemption price.

     At any time after a person becomes an Acquiring Person and prior to the acquisition by such person of fifty percent (50%) or more of the outstanding Common Stock, the Board may exchange the Rights (other than Rights owned by such person which have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-thousandth of a share of Series A Preferred Stock (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending on the circumstance, recognize taxable

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income in the event that the Rights become exercisable or are exchanged as provided in the preceding paragraph.

     Any of the provisions of the Rights Agreement may be amended by the Board prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board only in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person or an affiliate or associate of any such person), or to shorten or lengthen any time period under the Rights Agreement. Notwithstanding the foregoing, no time period under the Rights Agreement may be lengthened from and after the Distribution Date unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of and benefits to, the holders of Rights (other than an Acquiring Person or an affiliate or associate of any such person).

     This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     The following is a complete list of exhibits filed or incorporated by reference as part of this report.

     *3.1 Sixth Amended and Restated Articles of Incorporation of Sohu.com Inc. as filed with the Delaware Secretary of State on July 17, 2000.

     *3.2      Amended and Restated By-Laws of Sohu.com Inc., effective July 17,
               2000.

     **4.1 Rights Agreement, dated as of July 25, 2001, between Sohu.com Inc. and The Bank of New York, as Rights Agent, including the Certificate of Designation of Series A Junior Participating Cumulative Preferred Stock as Exhibit A and the Form of Rights Certificate as Exhibit B (pursuant to the Rights Agreement, printed Rights Certificates will not be mailed until after the Distribution Date (as defined in the Rights Agreement)).

     99.1 Press Release dated July 28, 2001 announcing the adoption of a Shareholder Rights Plan by Sohu.com Inc.

     * Incorporated herein by reference to the registrant's Report on Form 10-Q filed with the Securities & Exchange Commission (the "SEC") on November 14, 2000.

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     **        Incorporated herein by reference to Sohu's registration statement on Form 8-A filed with the SEC on July 30, 2001, registering certain preferred stock purchase rights under Section 12(g) of the Securities Act of 1934.

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                                   SIGNATURES


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                       SOHU.COM INC.


                                       By: /s/ Derek Palaschuk
                                          --------------------------------------
                                          Name: Derek Palaschuk
                                          Title: Senior Vice President and Chief
                                          Financial Officer

Date: July 30, 2001

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                                  SOHU.COM INC.

                                INDEX TO EXHIBITS

Exhibit No.                   Description

* 3.1 Sixth Amended and Restated Articles of Incorporation of Sohu.com Inc. as filed with the Delaware Secretary of State on July 17, 2000.
*3.2 Amended and Restated By-Laws of Sohu.com Inc., effective July 17, 2000.
**4.1 Rights Agreement, dated as of July 25, 2001, between Sohu.com Inc. and The Bank of New York, as Rights Agent, including the Certificate of Designation of Series A Junior Participating Cumulative Preferred Stock as Exhibit A and the Form of Rights Certificate as Exhibit B (pursuant to the Rights Agreement, printed Rights Certificates will not be mailed until after the Distribution Date (as defined in the Rights Agreement)).
99.1 Press Release dated July 28, 2001 announcing the adoption of a Shareholder Rights Plan by Sohu.com Inc.

     * Incorporated herein by reference to the registrant's Report on Form 10-Q filed with the Securities and Exchange Commission (the "SEC") on November 14, 2000.

     ** Incorporated herein by reference to Sohu's registration statement on Form 8-A filed with the SEC on July 30, 2001, registering certain preferred stock purchase rights under Section 12(g) of the Securities Act of 1934.

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